UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 2005

Intrado Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-29678	84-0796285
(Commission File Number)	(IRS Employee Identification No.)

1601 Dry Creek Drive, Longmont, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (720) 494-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Although we believe that our public statements regarding capital expenditures have been consistent, we are providing this disclosure in an effort to clarify the anticipated investment in our Intelligent Emergency Network, or “IEN.”  Based on the information available today, we estimate that we will spend approximately $50 million on the IEN strategic initiative over the next five years.  The estimated investment in IEN is consistent with previous disclosure in terms of magnitude.  However, it is important to remember that the nature, timing and amount of such expenditures over the five-year time frame may vary substantially due to various factors, some of which are beyond our control.  In particular, we cannot yet predict how the total aggregate investment will be split between capital expenditures and operating expenses, but the amount apportioned to operating expenses may be as high as 50% (as reflected in guidance for the third and fourth quarters of 2005).

The preliminary estimate of IEN investments over the next five years should not be interpreted as a projection.  The actual timing and aggregate amount of such investment may fluctuate substantially, from quarter to quarter and from year to year, and will ultimately depend on numerous evolving factors, including but not limited to:

•                  The near- and long-term demand for VoIP peering solutions, the timing of the FCC’s mandate for VoIP 9-1-1, and future connectivity negotiations with carriers;

•                  The pace of market development for IEN-related products and services, outside of VoIP, and the demand for such services by alarm service companies, Telematics service providers, wireless customers, federal, state and local public safety entities, and end users;

•                  Engineering development cycles, go-to-market strategies and continuing refinement of product and service offerings in specific vertical markets;

•                  The market for wireless connectivity to legacy infrastructure, emergency first responder services, and consumer oriented service offerings;

•                  Negotiations with third-party suppliers of IEN-related hardware and software; and

•                  The nature, capacity and topology of network architecture, and its evolution over the next several years.

We will continue to provide updated disclosure in the management’s discussion and analysis section of our quarterly and annual reports as circumstances develop.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report of Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrado Inc.
(Registrant)

Date: October 5, 2005	By:	/s/ Michael D. Dingman, Jr.
Michael D. Dingman, Jr. Chief Financial Officer